UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2015

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2015, the Compensation & Human Resources Committee approved the award of 60,000 Performance Units to President and Chief Executive Officer T. Michael Price pursuant to the Company’s Amended and Restated Incentive Compensation Plan (the “Plan”) and a Performance Unit Agreement between the Company and Mr. Price. In order for the Performance Units to vest, the Performance Units must be earned upon the achievement of earnings per share performance goals and Mr. Price must remain employed with the Company until December 30, 2020 (the “Service Condition”). One-fifth of the Performance Units will be earned following each of the Company’s 2016 through 2020 fiscal years if the Company’s earnings per share for the fiscal year equals or exceeds the Company’s earnings per share for the fiscal year ended December 31, 2015. Alternatively, 100% of the Performance Units will be earned if the average of the Company’s earnings per share for the Company’s 2016 through 2020 fiscal years equals or exceeds the Company’s earnings per share for the 2015 fiscal year. Each vested Performance Unit will be exchanged for one share of the Company’s common stock.

If a Change in Control (as defined in the Plan) occurs prior to December 30, 2020, except as described below in the event of a Separation from Service (as defined in the Plan), all Performance Units will remain subject to Mr. Price’s satisfaction of the Service Condition. Mr. Price will remain eligible to satisfy the Service Condition for any Performance Units that have been earned for fiscal years completed prior to the Change in Control. For fiscal years not completed prior to the Change in Control, the annual performance goal applicable to such fiscal years will be deemed to have been achieved and Mr. Price will remain eligible to satisfy the Service Condition with respect to any Performance Units that are deemed to have been earned for such fiscal years.

If (i) Mr. Price Separates from Service (as defined in the Plan) on account of death or Disability (as defined in the Plan), or (ii) Mr. Price Separates from Service on account of an involuntary termination by the Company without Cause (as defined in the Amended and Restated Employment Agreement dated January 1, 2011 between the Company and Mr. Price (the “Employment Agreement”) or a termination by Mr. Price for Good Reason (as defined in the Plan), in either case within two years following a Change in Control, then: the Service Condition will be waived, the performance goal for any fiscal year not completed prior to such Separation from Service will be deemed to have been achieved and Mr. Price will become vested in all earned Performance Units.

If Mr. Price Separates from Service prior to a Change in Control on account of an involuntary termination by the Company without Cause or a termination by Mr. Price for Good Reason (as defined in the Employment Agreement), the Service Condition will be waived and Mr. Price will become vested in any Performance Units that were earned for fiscal years completed prior to the Separation from Service. For fiscal years not completed prior to such Separation from Service, Mr. Price will remain eligible to earn such number of Performance Units subject to the achievement of the performance goals for such fiscal years.

If Mr. Price Separates from Service for any other reason prior to December 30, 2020, the Performance Units (whether or not then earned) will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2016            FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

By:

/s/ James R. Reske
James R. Reske
Executive Vice President and Chief Financial Officer